Matthew Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL REPORTS FOURTH QUARTER 2019 RESULTS

For the fourth quarter of 2019, the Company reports:

•	Net loss attributable to common shareholders of $10 million, or $(0.12) per diluted common share, and ex-PGAAP operating income of $7 million, or $0.08 per diluted common share

•	Estimated pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, of $140 million, or 12.1 points

•	Book value per diluted common share of $55.79, a decrease of $0.47, or 0.8%, compared to September 30, 2019

•	Pricing momentum continues to build across substantially all lines of business

For the year ended 2019, the Company reports:

•	Net income available to common shareholders of $282 million, or $3.34 per diluted common share and ex-PGAAP operating income of $234 million, or $2.77 per diluted common share

•	Estimated pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, of $336 million, or 7.5 points

•	Book value per diluted common share of $55.79, an increase of $5.86, or 11.7% compared to December 31, 2018
Pembroke, Bermuda, January 29, 2020 - AXIS Capital Holdings Limited ("AXIS Capital" or the "Company") (NYSE: AXS) today announced financial results for the fourth quarter ended December 31, 2019.
Commenting on the fourth quarter 2019 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:

"We did not deliver the financial results we expected in 2019, as our performance suffered from a record typhoon season in Japan, poor crop conditions in the U.S., as well as high loss activity in property and aviation lines. Notwithstanding these headwinds, our actions still enabled us to reduce our current year ex-cat loss ratio by over a point this year, bringing the reduction in our ex-cat loss ratio to more than three points over two years, with progress in both our Insurance and Reinsurance businesses.

"With the additional portfolio remediation that we executed in 2019, we entered the new year with a stronger book that has less inherent volatility. We have brought down PMLs, decreased limits, and exited or reduced our participation in underperforming businesses while pushing for more rate across the board. At the same time, we‘re focused on driving growth in our most attractive lines. We’re also working with our partners in distribution to use our expanding digital capabilities to create new business growth in desirable smaller accounts.

"With pricing momentum accelerating, we believe that favorable market conditions will sustain through 2020, driving more lines of business to pricing adequacy and providing us with more opportunities to leverage our market position to generate profitable growth."

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Results

•
Net loss attributable to common shareholders for the fourth quarter of 2019 was $10 million, or $(0.12) per diluted common share, compared to a net loss attributable to common shareholders of $198 million, or $(2.37) per diluted common share, for the fourth quarter of 2018.

•
Net income available to common shareholders for the year ended December 31, 2019 was $282 million, or $3.34 per diluted common share, compared to net income available to common shareholders of $0.4 million, for the same period in 2018.

•
Operating income[1] for the fourth quarter of 2019 was $4 million, or $0.05 per diluted common share[1], compared to an operating loss of $144 million, or $(1.73) per diluted common share, for the fourth quarter of 2018.

•
Operating income for the year ended December 31, 2019 was $213 million, or $2.52 per diluted common share, compared to operating income of $161 million, or $1.91 per diluted common share for the same period in 2018.

•
Ex-PGAAP operating income[2] for the fourth quarter of 2019 was $7 million, or $0.08 per diluted common share[2], compared to an ex-PGAAP operating loss of $135 million, or $(1.61) per diluted common share, for the fourth quarter of 2018.

•
Ex-PGAAP operating income for the year ended December 31, 2019 was $234 million, or $2.77 per diluted common share, compared to ex-PGAAP operating income of $209 million, or $2.48 per diluted common share, for the same period in 2018.

•	Adjusted for dividends, book value per diluted common share decreased by $0.06, or 0.1%, compared to September 30, 2019.

•	Adjusted for dividends, book value per diluted common share increased by $7.47, or 15%, over the past twelve months.

* Note on presentation - amounts may not reconcile due to rounding differences

1Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively and a discussion of the rationale for the presentation of these items are provided later in this press release. Operating loss per diluted common share for the quarter ended December 31, 2018, was calculated using weighted average common shares outstanding due to the operating loss recognized in the period.
2Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating return on average common equity ("ex-PGAAP operating ROACE") are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, and annualized return on average common equity ("ROACE"), respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release. Ex-PGAAP operating loss per diluted common share for the quarter ended December 31, 2018, was calculated using weighted average common shares outstanding due to the ex-PGAAP operating loss recognized in the period.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Fourth Quarter Consolidated Underwriting Highlights3

•
Gross premiums written increased by $89 million, or 8% ($102 million or 9% on a constant currency basis4), to $1.3 billion, with an increase of $41 million, or 4% in the insurance segment, and an increase of $48 million, or 19% in the reinsurance segment.

•
Net premiums written increased by $33 million, or 4% ($45 million or 6% on a constant currency basis), to $786 million, with an increase of $39 million, or 22% in the reinsurance segment, partially offset by a decrease of $6 million, or 1% in the insurance segment.

KEY RATIOS	Q4 2019	Q4 2018	Change
Current accident year loss ratio excluding catastrophe and weather-related losses	62.2%	65.4%	(3.2	pts)
Catastrophe and weather-related losses ratio	12.1%	22.5%	(10.4	pts)
Current accident year loss ratio	74.3%	87.9%	(13.6	pts)
Prior year reserve development ratio	(1.1%)	(3.3%)	2.2	pts
Net losses and loss expenses ratio	73.2%	84.6%	(11.4	pts)
Acquisition cost ratio	22.3%	21.4%	0.9	pts
General and administrative expense ratio	11.8%	11.3%	0.5	pts
Combined ratio	107.3%	117.3%	(10.0	pts)

•	Ex-PGAAP current accident year combined ratio excluding catastrophe and weather-related losses decreased by 3.0 points, to 96.4% in the fourth quarter, compared to the same period in 2018.

•	Estimated pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, of $140 million, or 12.1 points, compared to $269 million, or 22.5 points, in the prior year

•	Net favorable prior year reserve development was $14 million (Insurance $10 million; Reinsurance $3 million), compared to $40 million (Insurance $32 million; Reinsurance $7 million) in 2018.

•
Underwriting loss for the fourth quarter of 2019 and 2018 included the recognition of premiums attributable to the balance sheet of Novae Group plc ("Novae") at October 2, 2017 (the "closing date" or the "acquisition date"), without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $2 million and $16 million of acquisition expenses related to premiums earned in the fourth quarter of 2019 and 2018, respectively, benefited the acquisition cost ratio by 0.1 point and 1.3 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio decreased by 0.2 points in the quarter compared to the same period in 2018.

•
Amortization of value of business acquired ("VOBA") of $2 million and $23 million, was recognized in the fourth quarter of 2019 and 2018, respectively. This expense impacted operating income but was not included in the results of the insurance and reinsurance segments.

3 All comparisons are with the same period of the prior year, unless otherwise stated.
4Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures are provided later in this press release, as is a discussion of the rationale for the presentation of these items.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Full Year Consolidated Underwriting Highlights3

•
Gross premiums written decreased by $11 million, or 0.2% (increased $88 million or 1% on a constant currency basis), to $6.9 billion, with a decrease of $122 million, or 3% in the insurance segment, partially offset by an increase of $110 million, or 4% in the reinsurance segment.

•
Net premiums written decreased by $169 million, or 4% ($77 million or 2% on a constant currency basis), to $4.5 billion, with a decrease of $116 million, or 5% in the insurance segment, and a decrease of $54 million, or 2% in the reinsurance segment.

KEY RATIOS	2019	2018	Change
Current accident year loss ratio excluding catastrophe and weather-related losses	60.6%	61.7%	(1.1	) pts
Catastrophe and weather-related losses ratio	7.5%	9.0%	(1.5	) pts
Current accident year loss ratio	68.1%	70.7%	(2.6	) pts
Prior year reserve development ratio	(1.7)%	(4.1)%	2.4	pts
Net losses and loss expenses ratio	66.4%	66.6%	(0.2	) pts
Acquisition cost ratio	22.3%	20.2%	2.1	pts
General and administrative expense ratio	13.9%	13.1%	0.8	pts
Combined ratio	102.6%	99.9%	2.7	pts

•	Ex-PGAAP current accident year combined ratio excluding catastrophe and weather-related losses decreased by 0.5 points, to 97.1% in 2019, compared to 2018.

•	Estimated pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, of $336 million, or 7.5 points, compared to $430 million, or 9.0 points, in the prior year

•	Net favorable prior year reserve development of $79 million (Insurance $53 million; Reinsurance $26 million), compared to $200 million (Insurance $93 million; Reinsurance $107 million) in 2018.

•
Underwriting income for the years ended December 31, 2019 and 2018 included the recognition of premiums attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $12 million and $125 million of acquisition expenses related to premiums earned in the years ended December 31, 2019 and 2018, respectively, benefited the acquisition cost ratio by 0.3 points and 2.6 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio decreased by 0.2 points in 2019, compared to the same period in 2018.

•
Amortization of VOBA of $27 million and $172 million was recognized in the years ended December 31, 2019 and 2018, respectively. This expense impacted operating income but was not included in the results of the insurance and reinsurance segments.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Quarters ended December 31,
($ in thousands)	2019	2018	Change
Gross premiums written	$961,608	$920,736	4.4%
Net premiums written	570,957	576,606	(1.0%)
Net premiums earned	559,610	590,479	(5.2%)
Underwriting income (loss)	29,683	(36,914)	nm

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	55.0%	62.4%	(7.4	pts)
Catastrophe and weather-related losses ratio	3.6%	15.6%	(12.0	pts)
Current accident year loss ratio	58.6%	78.0%	(19.4	pts)
Prior year reserve development ratio	(1.9%)	(5.4%)	3.5	pts
Net losses and loss expenses ratio	56.7%	72.6%	(15.9	pts)
Acquisition cost ratio	22.0%	18.5%	3.5	pts
Underwriting-related general and administrative expense ratio	16.2%	15.2%	1.0	pts
Combined ratio	94.9%	106.3%	(11.4	pts)
nm - not meaningful

•
Gross premiums written increased by $41 million, or 4% ($50 million, or 5% on a constant currency basis), primarily attributable to increases in liability and professional lines driven by new business and favorable rate changes, partially offset by a decrease in credit and political risk lines due to reduced business opportunities.

•
Net premiums written decreased by 1% (0% on a constant currency basis), reflecting increases in premiums ceded in professional lines and property lines, partially offset by the increase in gross premiums written in the quarter.

•
The current accident year loss ratio excluding catastrophe and weather-related losses decreased by 7.4 points in the fourth quarter compared to the same period in 2018, attributable to a decrease in loss experience associated with the repositioning of the property and aviation portfolios, improved loss experience in marine, and credit and political risk lines, the continued impact of rate and trend, partially offset by changes in business mix.

•
Pre-tax catastrophe and weather-related losses, net of reinsurance were $20 million, primarily attributable to Japanese Typhoon Hagibis and other weather-related events this quarter, compared to $92 million in the same period in 2018.

•
Net favorable prior year reserve development was $10 million this quarter, compared to $32 million in the fourth quarter of 2018. Net favorable prior year reserve development in 2018 was primarily due to overall better than expected loss emergence related to the 2017 catastrophe events.

•
Underwriting income (loss) for the fourth quarter of 2019 and 2018 included the recognition of premiums attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

costs, which were written off at the closing date. The absence of $2 million and $16 million of acquisition costs related to premiums earned in the fourth quarter of 2019 and 2018, respectively, benefited the acquisition cost ratio by 0.3 points and 2.7 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio increased by 1.1 points in the quarter, compared to the same period in 2018, due to an increase in profit commissions expense.

•	The underwriting-related general and administrative expense ratio increased by 1.0 point in the quarter, attributable to the decrease in net premiums earned due to the repositioning of the portfolio.

	Years ended December 31,
($ in thousands)	2019	2018	Change
Gross premiums written	$3,675,931	$3,797,592	(3.2%)
Net premiums written	2,209,155	2,324,747	(5.0%)
Net premiums earned	2,190,084	2,362,606	(7.3%)
Underwriting income	44,019	77,298	(43.1%)

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	57.0%	58.5%	(1.5	pts)
Catastrophe and weather-related losses ratio	3.8%	8.7%	(4.9	pts)
Current accident year loss ratio	60.8%	67.2%	(6.4	pts)
Prior period reserve development ratio	(2.4%)	(4.0%)	1.6	pts
Net losses and loss expenses ratio	58.4%	63.2%	(4.8	pts)
Acquisition cost ratio	21.4%	16.9%	4.5	pts
Underwriting-related general and administrative expense ratio	18.3%	16.8%	1.5	pts
Combined ratio	98.1%	96.9%	1.2	pts

•	Gross premiums written decreased by $122 million, or 3% ($75 million, or 2% on a constant currency basis), primarily attributable to decreases in property lines due to the repositioning of the portfolio, accident and health lines due to the cancellation of certain program business, and credit and political risk lines due to reduced business opportunities, partially offset by increases in liability, professional lines and marine lines driven by new business and favorable rate changes.

•	Net premiums written decreased by $116 million, or 5% ($76 million, or 3% on a constant currency basis), reflecting the decrease in gross premiums written.

•
Underwriting income for the years ended December 31, 2019 and 2018 included the recognition of premiums attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $12 million and $121 million of acquisition expenses related to premiums earned in the years ended December 31, 2019 and 2018, respectively, benefited the acquisition cost ratio by 0.6 points and 5.1 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio in 2019 was comparable to 2018.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Quarters ended December 31,
($ in thousands)	2019	2018	Change
Gross premiums written	$299,758	$252,002	19.0%
Net premiums written	215,197	176,092	22.2%
Net premiums earned	612,441	623,990	(1.9)%
Underwriting loss	(78,937)	(157,750)	(50.0)%

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	68.9%	68.3%	0.6	pts
Catastrophe and weather-related losses ratio	19.9%	28.8%	(8.9	) pts
Current accident year loss ratio	88.8%	97.1%	(8.3	) pts
Prior year reserve development ratio	(0.6)%	(1.1)%	0.5	pts
Net losses and loss expenses ratio	88.2%	96.0%	(7.8	) pts
Acquisition cost ratio	22.6%	24.1%	(1.5	) pts
Underwriting-related general and administrative expense ratio	2.7%	3.9%	(1.2	) pts
Combined ratio	113.5%	124.0%	(10.5	) pts

•
Gross premiums written increased by $48 million, or 19% ($52 million, or 20% on a constant currency basis), primarily attributable to liability, property, and professional lines. The increase in liability lines was driven by new business due to favorable market conditions. The increase in property lines was due to prior year premium adjustments. The increase in professional lines was driven by timing differences. These increases were partially offset by decreases in catastrophe lines due to lower reinstatement premiums and accident and health lines driven by timing differences.

•
Net premiums written increased by $39 million, or 22% ($43 million, or 24% on a constant currency basis), reflecting the increase in gross premiums written in the quarter, partially offset by increases in premiums ceded in liability and agriculture lines.

•
The current accident year loss ratio excluding catastrophe and weather-related losses increased by 0.6 points in the fourth quarter, compared to the same period in 2018, principally due to an increase in loss experience in agriculture lines related to poor weather conditions that impacted the Company's United States book of business, partially offset by a decrease in loss experience in property lines, and changes in business mix.

•
Pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums were $120 million, primarily attributable to Japanese Typhoon Hagibis and other weather-related events this quarter, compared to $177 million in the same period in 2018.

•
Net favorable prior year reserve development was $3 million this quarter, compared to $7 million in the fourth quarter of 2018. Net favorable prior year reserve development in the fourth quarter of 2019 was impacted by additional losses attributable to Hurricane Irma, consistent with industry trends, and other property claims related to recent accident years.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•	The acquisition cost ratio decreased by 1.5 points due to adjustments related to loss sensitive features and changes in business mix.

•	The underwriting-related general administrative expense ratio decreased by 1.2 points in the quarter, largely attributable to benefits related to arrangements with strategic capital partners.

	Years ended December 31,
($ in thousands)	2019	2018	Change
Gross premiums written	$3,222,927	$3,112,473	3.5%
Net premiums written	2,280,460	2,334,215	(2.3%)
Net premiums earned	2,397,094	2,428,889	(1.3%)
Underwriting income (loss)	(15,512)	46,529	nm

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	64.0%	64.8%	(0.8	pts)
Catastrophe and weather-related losses ratio	10.7%	9.4%	1.3	pts
Current accident year loss ratio	74.7%	74.2%	0.5	pts
Prior year reserve development ratio	(1.0%)	(4.4%)	3.4	pts
Net losses and loss expenses ratio	73.7%	69.8%	3.9	pts
Acquisition cost ratio	23.2%	23.5%	(0.3	pts)
Underwriting-related general and administrative expense ratio	4.3%	5.1%	(0.8	pts)
Combined ratio	101.2%	98.4%	2.8	pts

•
Gross premiums written increased by $110 million, or 4%, ($163 million, or 5% on a constant currency basis), primarily attributable to increases in catastrophe, liability, accident and health, and marine and other lines driven by new business. The increase in catastrophe lines was due to improved pricing and growth in Japan at the April 1 renewals. In addition, increased line sizes on a number of treaties and the restructuring of several treaties contributed to the increase in catastrophe lines. These increases were partially offset by decreases in motor, credit and surety, and property lines associated with the repositioning of the portfolio.

•
Net premiums written decreased by $54 million, or 2% ($1 million, or 0% on a constant currency basis), reflecting increases in premiums ceded in catastrophe, liability, and credit and surety lines, partially offset by decreases in premiums ceded in property and agriculture lines, together with the increase in gross premiums written in the period.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $118 million for the quarter represents an increase of $4 million, compared to the fourth quarter of 2018. Net realized and unrealized gains recognized in net income for the quarter were $43 million, compared to net realized and unrealized losses of $73 million in the fourth quarter of 2018.

Pre-tax total return on cash and investments5 was 1.0% including foreign exchange movements (0.7% excluding foreign exchange movements6), primarily due to net investment income generated in the quarter. The prior year period pre-tax total return was 0.2% including foreign exchange movements (0.3% excluding foreign exchange movements). Our fixed income portfolio book yield was 2.8% at December 31, 2019 and 3.1% at December 31, 2018. The market yield was 2.4% at December 31, 2019.

5 Pre-tax total return on cash and investments includes net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange gains (losses) of $53m and $(20)m for the quarters ended December 31, 2019 and 2018, respectively.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

Total capital7 at December 31, 2019 was $7.4 billion, including $1.8 billion of debt and $775 million of preferred equity, compared to $6.4 billion at December 31, 2018. The increase in total capital is attributable to net income generated for the year ended December 31, 2019, an increase in debt following the issuance of our junior subordinated notes, an increase in unrealized investment gains reported in other comprehensive income following an increase in the market value of our fixed income portfolio, partially offset by common share dividends declared.

On December 10, 2019, we issued $425 million aggregate principal amount of 4.90% junior subordinated notes. On January 17, 2020, $225 million of the proceeds were used to redeem all of our 5.50% Series D Preferred Shares. We intend to use the remaining proceeds from the issuance of these notes to partially repay or redeem our 5.875% senior unsecured notes due on June 1, 2020.

Book value per diluted common share, calculated on a treasury stock basis, decreased by $0.47 in the current quarter, and increased by $5.86 over the past twelve months, to $55.79. The decrease in the quarter was primarily driven by the net loss incurred in the quarter and common share dividends declared. The increase over the past twelve months was driven by net income generated and net unrealized investment gains reported in other comprehensive income, partially offset by common share dividends declared.

During the fourth quarter of 2019, the Company declared dividends of $0.41 per common share, with total dividends declared of $1.61 per common share over the past twelve months. Adjusted for dividends declared, the book value per diluted common share decreased by $0.06, or 0.1%, for the quarter and increased by $7.47, or 15%, over the past twelve months.

7Total capital represents the sum of total shareholders' equity and debt.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, January 30, 2020 at 9:30 AM (EST) to discuss the fourth quarter and year-end financial results and related matters. The teleconference can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) approximately ten minutes in advance of the call and entering the passcode 7488820. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the passcode 10138152. The webcast will be archived in the Investor Information section of our website.

In addition, a financial supplement relating to our financial results for the quarter ended December 31, 2019 is available in the Investor Information section of the Company's website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at December 31, 2019 of $5.5 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and the Middle East. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor’s and "A+" ("Superior") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate Twitter (@AXIS_Capital) and LinkedIn (AXIS Capital) accounts as channels of distribution of Company information.  The information we post through these channels may be deemed material.  Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received when enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not, however, part of this press release.

Please be sure to follow AXIS Capital on LinkedIn.

LinkedIn: http://bit.ly/2kRYbZ5

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2019 (UNAUDITED) AND DECEMBER 31, 2018

	2019	2018

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$12,468,205	$11,435,347
Equity securities, at fair value	474,207	381,633
Mortgage loans, held for investment, at fair value	432,748	298,650
Other investments, at fair value	770,923	787,787
Equity method investments	117,821	108,103
Short-term investments, at fair value	38,471	144,040
Total investments	14,302,375	13,155,560
Cash and cash equivalents	1,241,109	1,232,814
Restricted cash and cash equivalents	335,348	597,206
Accrued interest receivable	78,085	80,335
Insurance and reinsurance premium balances receivable	3,071,390	3,007,296
Reinsurance recoverable on unpaid losses and loss expenses	3,877,756	3,501,669
Reinsurance recoverable on paid losses and loss expenses	327,795	280,233
Deferred acquisition costs	492,119	566,622
Prepaid reinsurance premiums	1,101,889	1,013,573
Receivable for investments sold	35,659	32,627
Goodwill	102,003	102,003
Intangible assets	230,550	241,568
Value of business acquired	8,992	35,714
Operating lease right-of-use assets	111,092	—
Other assets	287,892	285,346
Total assets	$25,604,054	$24,132,566

Liabilities
Reserve for losses and loss expenses	$12,752,081	$12,280,769
Unearned premiums	3,626,246	3,635,758
Insurance and reinsurance balances payable	1,349,082	1,338,991
Debt	1,808,157	1,341,961
Payable for investments purchased	32,985	111,838
Operating lease liabilities	115,584	—
Other liabilities	375,911	393,178
Total liabilities	20,060,046	19,102,495

Shareholders' equity
Preferred shares	775,000	775,000
Common shares	2,206	2,206
Additional paid-in capital	2,317,212	2,308,583
Accumulated other comprehensive income (loss)	171,710	(177,110)
Retained earnings	6,056,686	5,912,812
Treasury shares, at cost	(3,778,806)	(3,791,420)
Total shareholders' equity	5,544,008	5,030,071

Total liabilities and shareholders' equity	$25,604,054	$24,132,566

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2019 AND 2018

	Quarters ended		Years ended
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,172,051	$1,214,469	$4,587,178	$4,791,495
Net investment income	117,557	113,128	478,572	438,507
Net investment gains (losses)	42,712	(72,667)	91,233	(150,218)
Other insurance related income (losses)	5,059	(8,189)	16,444	10,622
Total revenues	1,337,379	1,246,741	5,173,427	5,090,406

Expenses
Net losses and loss expenses	857,394	1,027,343	3,044,798	3,190,287
Acquisition costs	261,775	259,308	1,024,582	968,835
General and administrative expenses	138,823	137,445	634,831	627,389
Foreign exchange losses (gains)	52,827	(31,232)	(12,041)	(29,165)
Interest expense and financing costs	18,562	16,675	68,107	67,432
Reorganization expenses	8,074	18,815	37,384	66,940
Amortization of value of business acquired	2,056	22,797	26,722	172,332
Amortization of intangible assets	2,853	5,251	11,597	13,814
Total expenses	1,342,364	1,456,402	4,835,980	5,077,864

Income (loss) before income taxes and interest in income (loss) of equity method investments	(4,985)	(209,661)	337,447	12,542
Income tax (expense) benefit	159	25,921	(23,692)	29,486
Interest in income (loss) of equity method investments	4,073	(4,052)	9,718	993
Net income (loss)	(753)	(187,792)	323,473	43,021
Preferred share dividends	9,144	10,656	41,112	42,625
Net income (loss) available (attributable) to common shareholders	$(9,897)	$(198,448)	$282,361	$396

Per share data
Earnings (loss) per common share:
Earnings (loss) per common share	$(0.12)	$(2.37)	$3.37	$—
Earnings (loss) per diluted common share	$(0.12)	$(2.37)	$3.34	$—
Weighted average common shares outstanding	83,957	83,582	83,894	83,501
Weighted average diluted common shares outstanding	83,957	83,582	84,473	84,007
Cash dividends declared per common share	$0.41	$0.40	$1.61	$1.57

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE QUARTERS ENDED DECEMBER 31, 2019 AND 2018

	2019			2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$961,608	$299,758	$1,261,366	$920,736	$252,002	$1,172,738
Net premiums written	570,957	215,197	786,154	576,606	176,092	752,698
Net premiums earned	559,610	612,441	1,172,051	590,479	623,990	1,214,469
Other insurance related income (losses)	1,079	3,980	5,059	101	(8,290)	(8,189)
Net losses and loss expenses	(317,234)	(540,160)	(857,394)	(428,525)	(598,818)	(1,027,343)
Acquisition costs	(123,300)	(138,475)	(261,775)	(109,111)	(150,197)	(259,308)
Underwriting-related general and
administrative expenses(8)	(90,472)	(16,723)	(107,195)	(89,858)	(24,435)	(114,293)
Underwriting income (loss)(9)	$29,683	$(78,937)	(49,254)	$(36,914)	$(157,750)	(194,664)

Net investment income			117,557			113,128
Net investment gains (losses)			42,712			(72,667)
Corporate expenses(8)			(31,628)			(23,152)
Foreign exchange (losses) gains			(52,827)			31,232
Interest expense and financing costs			(18,562)			(16,675)
Reorganization expenses			(8,074)			(18,815)
Amortization of value of business acquired			(2,056)			(22,797)
Amortization of intangible assets			(2,853)			(5,251)
Loss before income taxes and interest in income (loss) of equity method investments			$(4,985)			$(209,661)

Net losses and loss expenses ratio	56.7%	88.2%	73.2%	72.6%	96.0%	84.6%
Acquisition cost ratio	22.0%	22.6%	22.3%	18.5%	24.1%	21.4%
General and administrative
expense ratio	16.2%	2.7%	11.8%	15.2%	3.9%	11.3%
Combined ratio	94.9%	113.5%	107.3%	106.3%	124.0%	117.3%
8Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $32 million and $23 million for the quarters ended December 31, 2019 and 2018, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
9Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA
FOR THE YEARS ENDED DECEMBER 31, 2019 (UNAUDITED) AND 2018

	2019			2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$3,675,931	$3,222,927	$6,898,858	$3,797,592	$3,112,473	$6,910,065
Net premiums written	2,209,155	2,280,460	4,489,615	2,324,747	2,334,215	4,658,962
Net premiums earned	2,190,084	2,397,094	4,587,178	2,362,606	2,428,889	4,791,495
Other insurance related income	2,858	13,586	16,444	3,460	7,162	10,622
Net losses and loss expenses	(1,278,679)	(1,766,119)	(3,044,798)	(1,494,323)	(1,695,964)	(3,190,287)
Acquisition costs	(468,281)	(556,301)	(1,024,582)	(399,193)	(569,642)	(968,835)
Underwriting-related general and
administrative expenses(10)	(401,963)	(103,772)	(505,735)	(395,252)	(123,916)	(519,168)
Underwriting income (loss)(11)	$44,019	$(15,512)	28,507	$77,298	$46,529	123,827

Net investment income			478,572			438,507
Net investment gains (losses)			91,233			(150,218)
Corporate expenses(10)			(129,096)			(108,221)
Foreign exchange gains			12,041			29,165
Interest expense and financing costs			(68,107)			(67,432)
Reorganization expenses			(37,384)			(66,940)
Amortization of value of business acquired			(26,722)			(172,332)
Amortization of intangible assets			(11,597)			(13,814)
Income before income taxes and interest in income of equity method investments			$337,447			$12,542

Net losses and loss expenses ratio	58.4%	73.7%	66.4%	63.2%	69.8%	66.6%
Acquisition cost ratio	21.4%	23.2%	22.3%	16.9%	23.5%	20.2%
General and administrative
expense ratio	18.3%	4.3%	13.9%	16.8%	5.1%	13.1%
Combined ratio	98.1%	101.2%	102.6%	96.9%	98.4%	99.9%
10Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $129 million and $108 million for the years ended December 31, 2019 and 2018, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2019 AND 2018

	Quarters ended		Years ended
	2019	2018	2019	2018

	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$(9,897)	$(198,448)	$282,361	$396
Net investment (gains) losses(12)	(42,712)	72,667	(91,233)	150,218
Foreign exchange losses (gains)(13)	52,827	(31,232)	(12,041)	(29,165)
Reorganization expenses(14)	8,074	18,815	37,384	66,940
Interest in (income) loss of equity method investments(15)	(4,073)	4,052	(9,718)	(993)
Income tax expense (benefit)	131	(10,157)	6,656	(26,697)
Operating income (loss)	$4,350	$(144,303)	$213,409	$160,699

Earnings (loss) per diluted common share	$(0.12)	$(2.37)	$3.34	$—
Net investment (gains) losses	(0.50)	0.87	(1.08)	1.79
Foreign exchange losses (gains)	$0.62	$(0.37)	$(0.14)	$(0.35)
Reorganization expenses	0.10	0.23	0.44	0.80
Interest in (income) loss of equity method investments	(0.05)	0.05	(0.12)	(0.01)
Income tax expense (benefit)	—	(0.14)	0.08	(0.32)
Operating income (loss) per diluted common share	$0.05	$(1.73)	$2.52	$1.91

Weighted average diluted common shares outstanding	84,631	83,582	84,473	84,007

Average common shareholders' equity	$4,789,939	$4,376,172	$4,512,040	$4,410,668

Annualized return on average common equity	(0.8%)	(18.1%)	6.3%	—%

Annualized operating return on average common equity(16)	0.4%	(13.2%)	4.7%	3.6%

12Tax cost (benefit) of $5 million and $(8) million for the quarters ended December 31, 2019 and 2018, respectively, and $12 million and $(12) million for the years ended December 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
13Tax cost (benefit) of $(4) million and $1 million for the quarters ended December 31, 2019 and 2018, respectively, and $1 million and $(4) million for the years ended December 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
14Tax (benefit) of $(1) million and $(4) million for the quarters ended December 31, 2019 and 2018, respectively, and $(7) million and $(11) million for the years ended December 31, 2019 and 2018. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
15Tax cost of $nil for the quarters ended December 31, 2019 and 2018, respectively, and $nil and $0.3 million for the years ended December 31, 2019 and 2018. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
16Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2019 AND 2018

	Quarters ended		Years ended
	2019	2018	2019	2018

	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$(9,897)	$(198,448)	$282,361	$396
Net investment (gains) losses(12)	(42,712)	72,667	(91,233)	150,218
Foreign exchange losses (gains)(13)	52,827	(31,232)	(12,041)	(29,165)
Reorganization expenses(14)	8,074	18,815	37,384	66,940
Interest in (income) loss of equity method investments (15)	(4,073)	4,052	(9,718)	(993)
Income tax expense (benefit)	131	(10,157)	6,656	(26,697)
Operating income (loss)	$4,350	$(144,303)	$213,409	$160,699
Amortization of VOBA and intangible assets(17)	4,954	27,648	37,939	184,531
Amortization of acquisition costs(18)	(1,518)	(16,032)	(12,207)	(125,467)
Income tax expense (benefit)	(653)	(2,207)	(4,888)	(11,222)
Ex-PGAAP operating income (loss) (2)	$7,133	$(134,894)	$234,253	$208,541

Earnings (loss) per diluted common share	$(0.12)	$(2.37)	$3.34	$—
Net investment (gains) losses	(0.50)	0.87	(1.08)	1.79
Foreign exchange losses (gains)	0.62	(0.37)	(0.14)	(0.35)
Reorganization expenses	0.10	0.23	0.44	0.80
Interest in (income) loss of equity method investments	(0.05)	0.05	(0.12)	(0.01)
Income tax expense (benefit)	—	(0.14)	0.08	(0.32)
Operating income (loss) per diluted common share	$0.05	$(1.73)	$2.52	$1.91
Amortization of VOBA and intangible assets	0.06	0.33	0.45	2.20
Amortization of acquisition cost	(0.02)	(0.19)	(0.14)	(1.49)
Income tax (benefit)	(0.01)	(0.02)	(0.06)	(0.14)
Ex-PGAAP operating income (loss) per diluted common share(2)	$0.08	$(1.61)	$2.77	$2.48

Weighted average diluted common shares outstanding	84,631	83,582	84,473	84,007

Average common shareholders' equity	$4,789,939	$4,376,172	$4,512,040	$4,410,668

Annualized return on average common equity	(0.8%)	(18.1%)	6.3%	—%

Annualized operating return on average common equity(16)	0.4%	(13.2%)	4.7%	3.6%

Annualized ex-PGAAP operating return on average common equity(2)	0.6%	(12.3%)	5.2%	4.7%

17Tax (benefit) of $(1) million and $(5) million for the quarters ended December 31, 2019, and 2018, respectively and $(7) million and $(35) million for the years ended December 31, 2019, and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
18Tax cost of $0.3 million and $3 million for the quarters ended December 31, 2019, and 2018, respectively and $2 million and $24 million for the years ended December 31, 2019, and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

For the years ended December 31, 2019 and 2018, underwriting income included the recognition of premiums attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $12 million and $125 million of acquisition expenses related to premiums earned in the years ended December 31, 2019 and 2018, respectively, benefited our acquisition cost ratio by 0.3 points and 2.6 points, respectively.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to our transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors, include but are not limited to, the following:

•	the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;

•	the occurrence and magnitude of natural and man-made disasters;

•	the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;

•	losses from war, terrorism and political unrest or other unanticipated losses;

•	actual claims exceeding our loss reserves;

•	general economic, capital and credit market conditions;

•	the failure of any of the loss limitation methods we employ;

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;

•	our inability to purchase reinsurance or collect amounts due to us;

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•	the breach by third parties in our program business of their obligations to us;

•	difficulties with technology and/or data security;

•	the failure of our policyholders and intermediaries to pay premiums;

•	the failure of our cedants to adequately evaluate risks;

•	inability to obtain additional capital on favorable terms, or at all;

•	the loss of one or more key executives;

•	a decline in our ratings with rating agencies;

•	the loss of business provided to us by our major brokers and credit risk due to our reliance on brokers;

•	changes in accounting policies or practices;

•	the use of industry catastrophe models and changes to these models;

•	changes in governmental regulations and potential government intervention in our industry;

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;

•	increased competition;

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union;

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values;

•	the failure to successfully integrate acquired businesses or to realize the expected synergies resulting from such acquisitions;

•	the failure to realize the expected benefits or synergies relating to our transformation initiative;

•	changes in tax laws; and

•
other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Non-GAAP Financial Measures

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis, pre-tax total return on cash and investments excluding foreign exchange movements, ex-PGAAP operating income (loss) (in total and on a per share basis) and annualized ex-PGAAP operating ROACE which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
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presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statement of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized upon the sale of our available for sale investments and equity securities in net investment gains (losses). We also recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, the foreign exchange losses (gains) in our consolidated statement of operations in isolation are not a fair representation of the performance of our business.

Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movements
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized investment gains (losses) generated by average cash and investment balances. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section in this release. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio.

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax associated with Novae's balance sheet at October 2, 2017 (the "closing date" or "acquisition date"). The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

We also present ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE, which are derived from the ex-PGAAP operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.

Acquisition of Novae
On October 2, 2017, AXIS Capital acquired Novae. At the acquisition date, we identified VOBA, which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction. In addition, the allocation of the acquisition price to the assets acquired and liabilities assumed based on estimated fair values at the acquisition date, resulted in the write-off of the deferred acquisition cost asset on Novae's balance sheet at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, underwriting income (loss) in the quarters and years ended December 31, 2019 and 2018 included the recognition of premiums attributable to Novae's balance sheet at the acquisition date without the recognition of the associated acquisition costs.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com